CHESAPEAKE ENERGY CORPORATION POSTS STRONG RESULTS FOR SECOND QUARTER 2003;
        NATURAL GAS PRODUCTION SETS RECORD FOR EIGHTH CONSECUTIVE QUARTER

     SECOND QUARTER 2003 NET INCOME AVAILABLE TO COMMON SHAREHOLDERS REACHES
        $76 MILLION ON REVENUE OF $430 MILLION AND PRODUCTION OF 67 BCFE


OKLAHOMA CITY, OKLAHOMA, JULY 28, 2003 - Chesapeake Energy Corporation (NYSE:CHK) today reported its financial and operating results for the 2003 second quarter. For the quarter, Chesapeake generated net income available to common shareholders of $76.3 million ($0.31 per fully diluted common share), operating cash flow of $226.1 million (defined as cash flow from operating activities before changes in assets and liabilities) and ebitda of $266.1 million (defined as income before income taxes, interest expense, and depreciation, depletion and amortization expense) on revenue of $429.6 million. The company's 2003 second quarter net income available to common shareholders included a $1.9 million after-tax non-cash risk-management gain resulting from the application of SFAS 133 to the company's derivative contracts that do not qualify for hedge accounting.

During the second quarter, Chesapeake produced 67.3 billion cubic feet of natural gas equivalent (bcfe), compared to the company's most recent forecast of 64-65 bcfe. This 67.3 bcfe of production was comprised of 60.0 billion cubic feet of natural gas (bcf) (89% on an mcf equivalent basis) and 1.2 million barrels of oil (mmbo) (11% on an mcf equivalent basis).

The 2003 second quarter oil and natural gas production increased 55% year-over-year from the 2002 second quarter and 19% sequentially from the 2003 first quarter. Of the 10.5 bcfe in sequential production growth during the second quarter, only 9.5% came from acquisitions closed during the quarter. The 2003 second quarter was Chesapeake's eighth consecutive quarter of sequential production increase. During these eight quarters, Chesapeake's production has increased 72%, for an average sequential quarterly growth rate of 7%.

Reserve growth during the 2003 second quarter was also significant as production of 67 bcfe was replaced by 201 bcfe of new proved reserves (a 300% reserve replacement rate). This growth was comprised of 112 bcfe from drilling and revisions and 96 bcfe from acquisitions, partially offset by 7 bcfe of divestitures that were sold for proceeds of $19 million. Chesapeake's internally estimated proved reserves now total approximately 2.95 trillion cubic feet of natural gas equivalent, of which 90% are natural gas and 74% are proved developed. This marks the company's seventh consecutive quarter of growth in estimated proved reserves.

Average prices realized during the 2003 second quarter (including hedging) were $26.24 per barrel of oil (bo) and $4.73 per thousand cubic feet of natural gas
(mcf), for a realized gas equivalent price of $4.70 per thousand cubic feet of natural gas equivalent (mcfe). Chesapeake's realized pricing differentials to NYMEX during the quarter averaged a negative $2.15 per bo and a negative $0.70 per mcf and hedging activities generated a $0.52 loss per bo and a $0.03 gain per mcf.

      KEY OPERATIONAL AND FINANCIAL STATISTICS FOR THE 2003 SECOND QUARTER

The table below summarizes Chesapeake's key statistics during the 2003 second quarter and compares them to the 2003 first quarter and the 2002 second quarter:


Key Operational and Financial Statistics:            Three Months Ended:
-----------------------------------------            -------------------
                                                 6/30/03     3/31/03    6/30/02
                                                 -------     -------    -------
Average daily production (in mmcfe)                 740         631       477
Gas as % of total production                         89          89        89
Natural gas production (in bcf)                    60.0        50.4      38.5
Average realized gas price ($/mcf) (a)             4.73        4.51      3.38
Oil production (in mbbls)                         1,224       1,060       823
Average realized oil price ($/bbl) (a)            26.24       27.27     26.55
Natural gas equivalent production (in bcfe)        67.3        56.8      43.4
Gas equivalent realized price ($/mcfe) (a)         4.70        4.52      3.50
General and administrative costs ($/mcfe)          0.09        0.10      0.09
Production taxes ($/mcfe)                          0.25        0.33      0.18
Lease operating expenses ($/mcfe)                  0.51        0.55      0.56
Interest expense ($/mcfe)                          0.56        0.62      0.57
DD&A of oil and gas properties ($/mcfe)            1.36        1.35      1.17
Operating cash flow ($ in millions) (b)           226.1       167.7      96.6
Operating cash flow ($/mcfe)                       3.36        2.96      2.23
Ebitda ($ in millions) (c)                        266.1       230.0     120.8
Ebitda ($/mcfe)                                    3.95        4.05      2.78
Net income available to common
  shareholders ($ in millions)                     76.3        70.0      22.5

(a) includes the effects of hedging
(b) cash flow provided by operating activities before changes in assets and liabilities
(c) defined as income before income taxes, interest expense, and depreciation, depletion and amortization expense


              CHESAPEAKE UPDATES FORECASTS AND HEDGING INFORMATION

Chesapeake's initial 2003 third quarter and updated full-year 2003 and 2004 forecasts are attached to this release in a revised Outlook dated July 28, 2003 and labeled as Schedule "A". The company's previous guidance of June 24, 2003 is provided for comparative reference only and is labeled as Schedule "B". The new Outlook reflects an increase in projected 2003 full-year production volumes to 258-262 bcfe, up from 255-260 bcfe included in the company's June 24, 2003 Outlook. This increased production forecast is attributable to Chesapeake's drilling programs generating better than previously forecasted production volumes. The company has now increased its full-year 2003 production estimate by 35% since the beginning of the year.

In addition, Chesapeake has added to its hedging positions since the June 24, 2003 update. Currently, the company has hedged the following percentages of its projected 2003-2007 oil and natural gas production:

                                Oil                      Natural Gas
                     -------------------------      ----------------------------
Quarter or Year       % Hedged      $ NYMEX        % Hedged      $ NYMEX
---------------      ----------    ---------      ----------    ----------

3Q 2003                  79%         $28.07           62%         $5.50
4Q 2003                  79%         $28.07           63%         $5.72
--------------------------------------------------------------------------------
REMAINING 2003           79%         $28.07           62%         $5.61
2004                     63%         $27.85           26%         $5.51
2005                      -            -              15%         $4.79
2006                      -            -               9%         $4.74
2007                      -            -               9%         $4.76

Depending on changes in oil and natural gas futures markets and the company's view of underlying supply and demand trends, the company may either increase or decrease its hedging positions in the future.

              STANDARD & POOR'S RAISES CHESAPEAKE'S CREDIT RATINGS

On July 10, 2003, Standard & Poor's Rating Services raised Chesapeake's corporate credit rating to BB-. At the same time, S & P assigned its BBB- rating to the company's recently amended $350 million secured revolving credit facility due 2007. This is the first time Chesapeake has received an investment grade rating on any of its outstanding debt and evidences Chesapeake's continuing commitment to strengthening its balance sheet.

                               MANAGEMENT COMMENTS

Aubrey K. McClendon, Chesapeake's Chief Executive Officer, commented, "We are pleased to announce Chesapeake's very strong second quarter earnings report, which features exceptional growth in production and proved reserves, low operating and administrative costs, high operating margins and increased production forecasts for the remainder of 2003 and for 2004. Chesapeake's value-creating financial and operating results are being driven by its distinctive Mid-Continent focus on successful deep-gas exploration and on finding, completing and quickly integrating small and medium-sized acquisitions. Because of the company's unique scale in the Mid-Continent, its technological advantages in deep gas exploration and its unrivaled Mid-Continent 3-D seismic and leasehold inventory, we believe Chesapeake's production and reserve growth trends should be sustainable and should enable the company to continue generating significant increases in shareholder value in the years ahead."


                           CONFERENCE CALL INFORMATION

A conference call has been scheduled for Tuesday morning, July 29, 2003 at 9:00 a.m. EDT to discuss the earnings release. The telephone number to access the conference call is 913.981.5533. For those unable to participate in the conference call, a replay will be available from 12:00 p.m. EDT on Tuesday, July 29, 2003 through midnight EDT on Friday, August 15, 2003. The number to access the conference call replay is 719.457.0820 and the passcode is 448860. The conference call will also be simulcast live on the Internet and can be accessed at www.chkenergy.com by selecting "Conference Calls" under the "Investor Relations" section. The webcast of the conference call will be available on the website for one year.

This press release and the accompanying Outlooks include "forward-looking statements" within the meaning of Section 27A of the Securities Act of 1933 and
Section 21E of the Securities Exchange Act of 1934. Forward-looking statements give our current expectations or forecasts of future events. They include estimates of oil and gas reserves, expected oil and gas production and future expenses, projections of future oil and gas prices, planned capital expenditures for drilling, leasehold acquisitions and seismic data, and statements concerning anticipated cash flow and liquidity, business strategy and other plans and objectives for future operations. Disclosures concerning derivative contracts and their estimated contribution to our future results of operations are based upon market information as of a specific date. These market prices are subject to significant volatility. Although we believe the expectations and forecasts reflected in these and other forward-looking statements are reasonable, we can give no assurance they will prove to have been correct. They can be affected by inaccurate assumptions or by known or unknown risks and uncertainties. Factors that could cause actual results to differ materially from expected results are described under "Risk Factors" in Item 1 of our 2002 Form 10-K and subsequent filings with the Securities and Exchange Commission. They include the volatility of oil and gas prices; adverse effects our substantial indebtedness could have on our operations and future growth; our ability to compete effectively against strong oil and gas companies and majors; the cost and availability of drilling and production services; possible financial losses as a result of our commodity price risk management activities; uncertainties inherent in estimating quantities of oil and gas reserves, including reserves we acquire, projecting future rates of production and the timing of development expenditures; exposure to potential liabilities of acquired properties; our ability to replace reserves; the availability of capital; changes in interest rates; and drilling and operating risks. We caution you not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release, and we undertake no obligation to update this information.

Chesapeake Energy Corporation is one of the eight largest independent natural gas producers in the U.S. Headquartered in Oklahoma City, the company's operations are focused on exploratory and developmental drilling and producing property acquisitions in the Mid-Continent region of the United States. The company's Internet address is www.chkenergy.com.


                          CHESAPEAKE ENERGY CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       ($ IN 000'S, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)
---------------------------------------------------------------------------------------------------------------
THREE MONTHS ENDED:                                            JUNE 30, 2003              JUNE 30, 2002
                                                              $           $/MCFE           $          $/MCFE
                                                        ------------   ------------   -----------   -----------
REVENUES:
  OIL AND GAS SALES                                         316,172         4.69         152,009        3.50
  RISK MANAGEMENT INCOME (LOSS)                               3,084         0.05            (481)      (0.01)
  OIL AND GAS MARKETING SALES                               110,296         1.64          42,785        0.99
                                                        ------------   ------------   -----------   -----------
    TOTAL REVENUES                                          429,552         6.38         194,313        4.48
                                                        ------------   ------------   -----------   -----------
OPERATING COSTS:
  PRODUCTION EXPENSES                                        34,263         0.51          24,242        0.56
  PRODUCTION TAXES                                           17,101         0.25           7,911        0.18
  GENERAL AND ADMINISTRATIVE                                  6,000         0.09           3,859        0.09
  OIL AND GAS MARKETING EXPENSES                            106,857         1.59          41,181        0.95
  DEPRECIATION, DEPLETION, AND AMORTIZATION
   OF OIL AND GAS PROPERTIES                                 91,570         1.36          50,778        1.17
  DEPRECIATION AND AMORTIZATION OF OTHER ASSETS               4,122         0.06           3,652        0.08
                                                        ------------   ------------   -----------   -----------
    TOTAL OPERATING COSTS                                   259,913         3.86         131,623        3.03
                                                        ------------   ------------   -----------   -----------

INCOME FROM OPERATIONS                                      169,639         2.52          62,690        1.45
                                                        ------------   ------------   -----------   -----------

OTHER INCOME (EXPENSE):
  INTEREST AND OTHER INCOME                                     781         0.01           3,992        0.09
  INTEREST EXPENSE                                          (37,773)       (0.56)        (24,690)      (0.57)
  LOSS ON REPURCHASES OF DEBT                                  -             -              (273)      (0.01)
                                                        ------------   ------------   -----------   -----------
    TOTAL OTHER INCOME (EXPENSE)                            (36,992)       (0.55)        (20,971)      (0.49)
                                                        ------------   ------------   -----------   -----------

INCOME BEFORE INCOME TAXES                                  132,647         1.97          41,719        0.96

INCOME TAX EXPENSE
  CURRENT                                                      -            -               -           -
  DEFERRED                                                   50,407         0.75          16,686        0.38
                                                        ------------   ------------   ----------    -----------
    TOTAL INCOME TAX EXPENSE                                 50,407         0.75          16,686        0.38
                                                        ------------   ------------   -----------   -----------

NET INCOME                                                   82,240         1.22          25,033        0.58

PREFERRED STOCK DIVIDENDS                                    (5,979)       (0.09)         (2,530)      (0.06)
                                                        ------------   ------------   -----------   -----------

NET INCOME  AVAILABLE TO COMMON
SHAREHOLDERS                                                 76,261         1.13          22,503        0.52
                                                        ============   ============   ===========   ===========

---------------------------------------------------------------------------------------------------------------

EARNINGS PER COMMON SHARE:

  BASIC                                                 $      0.36                   $     0.14
                                                        ============                  ===========

  ASSUMING DILUTION                                     $      0.31                   $     0.13
                                                        ============                  ===========

WEIGHTED AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING (IN 000'S):

  BASIC                                                     214,341                      165,963
                                                        ============                  ===========

  ASSUMING DILUTION                                         263,919                      191,947
                                                        ============                  ===========


                          CHESAPEAKE ENERGY CORPORATION
                      CONSOLIDATED STATEMENTS OF OPERATIONS
                       ($ IN 000'S, EXCEPT PER SHARE DATA)
                                   (UNAUDITED)
---------------------------------------------------------------------------------------------------------------
SIX MONTHS ENDED:                                              JUNE 30, 2003              JUNE 30, 2002
                                                              $           $/MCFE            $         $/MCFE
                                                        ------------   ------------   -----------   -----------
REVENUES:
  OIL AND GAS SALES                                         572,504         4.61         293,980        3.45
  RISK MANAGEMENT INCOME (LOSS)                              30,794         0.25         (79,949)      (0.94)
  OIL AND GAS MARKETING SALES                               200,604         1.62          70,118        0.82
                                                        ------------   ------------   -----------   -----------
    TOTAL REVENUES                                          803,902         6.48         284,149        3.33
                                                        ------------   ------------   -----------   -----------
OPERATING COSTS:
  PRODUCTION EXPENSES                                        65,720         0.53          46,302        0.54
  PRODUCTION TAXES                                           35,698         0.29          13,127        0.15
  GENERAL AND ADMINISTRATIVE                                 11,665         0.09           8,153        0.10
  OIL AND GAS MARKETING EXPENSES                            196,215         1.58          67,688        0.79
  DEPRECIATION, DEPLETION, AND AMORTIZATION
   OF OIL AND GAS PROPERTIES                                168,184         1.36          99,397        1.17
  DEPRECIATION AND AMORTIZATION OF OTHER ASSETS               7,806         0.06           6,762        0.08
                                                        ------------   ------------   -----------   -----------
    TOTAL OPERATING COSTS                                   485,288         3.91         241,429        2.83
                                                        ------------   -------------  -----------   -----------

INCOME  FROM OPERATIONS                                     318,614         2.57          42,720        0.50
                                                        ------------   ------------   -----------   -----------
OTHER INCOME (EXPENSE):
  INTEREST AND OTHER INCOME                                   1,544         0.01           5,537        0.07
  INTEREST EXPENSE                                          (72,800)       (0.58)        (51,650)      (0.61)
  LOSS ON REPURCHASES OF DEBT                                 -            -                (864)      (0.01)
                                                        ------------   ------------   -----------   -----------
    TOTAL OTHER INCOME (EXPENSE)                            (71,256)       (0.57)        (46,977)      (0.55)
                                                        ------------   ------------   -----------   -----------

INCOME (LOSS) BEFORE INCOME TAXES AND CUMULATIVE
  EFFECT OF ACCOUNTING CHANGE                               247,358         2.00          (4,257)      (0.05)

INCOME TAX EXPENSE (BENEFIT)
  CURRENT                                                      -            -               -           -
  DEFERRED                                                   93,998         0.76          (1,704)      (0.02)
                                                        ------------   ------------   -----------   -----------
    TOTAL INCOME TAX EXPENSE (BENEFIT)                       93,998         0.76          (1,704)      (0.02)
                                                        ------------   ------------   -----------   -----------

NET INCOME (LOSS) BEFORE CUMULATIVE EFFECT
  OF ACCOUNTING CHANGE                                      153,360         1.24          (2,553)      (0.03)

CUMULATIVE EFFECT OF ACCOUNTING CHANGE, NET OF TAX            2,389         0.02            -           -
                                                        ------------   ------------   -----------   -----------

NET INCOME (LOSS)                                           155,749         1.26          (2,553)      (0.03)

PREFERRED STOCK DIVIDENDS                                    (9,505)       (0.08)         (5,062)      (0.06)
                                                        ------------   -------------  -----------   -----------

NET INCOME (LOSS) AVAILABLE TO COMMON
SHAREHOLDERS                                                146,244         1.18          (7,615)      (0.09)
                                                        ============   =============  ===========   ===========

---------------------------------------------------------------------------------------------------------------

                                       5


EARNINGS PER COMMON SHARE:

  BASIC
    INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF
      ACCOUNTING CHANGE                                 $      0.70                   $    (0.05)
    CUMULATIVE EFFECT OF ACCOUNTING CHANGE                     0.01                          -
                                                        ------------                  -----------
    NET INCOME (LOSS)                                   $      0.71                   $    (0.05)
                                                        ============                  ===========

  ASSUMING DILUTION
    INCOME (LOSS) BEFORE CUMULATIVE EFFECT OF
      ACCOUNTING CHANGE                                 $      0.62                   $    (0.05)
    CUMULATIVE EFFECT OF ACCOUNTING CHANGE                     0.01                          -
                                                        ------------                  -----------
    NET INCOME (LOSS)                                   $      0.63                   $    (0.05)
                                                        ============                  ===========

WEIGHTED AVERAGE COMMON AND COMMON
  EQUIVALENT SHARES OUTSTANDING (IN 000'S):

  BASIC                                                     205,995                      165,669
                                                        ============                  ===========

  ASSUMING DILUTION                                         247,391                      165,669
                                                        ============                  ===========


                                              CHESAPEAKE ENERGY CORPORATION
                                          CONDENSED CONSOLIDATED BALANCE SHEETS
                                                        (IN 000'S)
                                                       (UNAUDITED)

--------------------------------------------------------------------------------------------------------------
                                                                                JUNE 30,         DECEMBER 31,
                                                                                  2003               2002
--------------------------------------------------------------------------------------------------------------

CASH                                                                       $        35,909     $       247,637
OTHER CURRENT ASSETS                                                               297,558             187,680
                                                                           ---------------     ---------------
     TOTAL CURRENT ASSETS                                                          333,467             435,317
                                                                           ---------------     ---------------

PROPERTY AND EQUIPMENT (NET)                                                     3,595,166           2,389,884
DEFERRED TAX ASSET                                                                  -                    2,071
OTHER ASSETS                                                                        84,727              48,336
                                                                           ---------------     ---------------
     TOTAL ASSETS                                                          $     4,013,360     $     2,875,608
                                                                           ===============     ===============

CURRENT LIABILITIES                                                        $       415,871     $       265,552
LONG TERM DEBT                                                                   1,968,447           1,651,198
LONG TERM LIABILITIES                                                               73,502              50,983
DEFERRED TAX LIABILITY                                                              92,068              -
                                                                           ---------------     ---------------
     TOTAL LIABILITIES                                                           2,549,888           1,967,733

STOCKHOLDERS' EQUITY                                                             1,463,472             907,875
                                                                           ---------------     ---------------

TOTAL LIABILITIES & STOCKHOLDERS' EQUITY                                   $     4,013,360     $     2,875,608
                                                                           ===============     ===============


COMMON SHARES OUTSTANDING                                                          215,862             190,144
                                                                           ===============     ===============



                                              CHESAPEAKE ENERGY CORPORATION
                                          CONDENSED CONSOLIDATED CASH FLOW DATA
                                                        (IN 000'S)
                                                       (UNAUDITED)


--------------------------------------------------------------------------------------------------------------
THREE MONTHS ENDED:                                           JUNE 30,         MARCH 31,         JUNE 30,
                                                                2003             2003              2002
--------------------------------------------------------------------------------------------------------------
CASH PROVIDED BY OPERATING ACTIVITIES                     $   277,581      $      99,052      $     97,528

CASH (USED IN) INVESTING ACTIVITIES                       $  (313,485)     $  (1,002,289)     $   (234,613)

CASH PROVIDED BY FINANCING ACTIVITIES                     $    33,809      $     693,604      $     21,429

--------------------------------------------------------------------------------------------------------------




                                              CHESAPEAKE ENERGY CORPORATION
                                       RECONCILIATION OF CERTAIN FINANCIAL MEASURES
                                                        (IN 000'S)
                                                       (UNAUDITED)

--------------------------------------------------------------------------------------------------------------
THREE MONTHS ENDED:                                           JUNE 30,         MARCH 31,         JUNE 30,
                                                                2003             2003              2002
--------------------------------------------------------------------------------------------------------------

CASH PROVIDED BY OPERATING ACTIVITIES                     $   277,581      $      99,052      $     97,528

ADJUSTMENTS:
  CHANGES IN ASSETS AND LIABILITIES                           (51,512)            68,661              (910)
                                                          ------------     -------------      -------------

OPERATING CASH FLOW*                                      $   226,069      $     167,713      $     96,618
                                                          ============     =============      =============


* Operating cash flow represents net cash provided by operating activities before changes in assets and liabilities. Operating cash flow is presented because management believes it is a useful adjunct to net cash provided by operating activities under accounting principles generally accepted in the United States (GAAP). Operating cash flow is widely accepted as a financial indicator of an oil and gas company's ability to generate cash which is used to internally fund exploration and development activities and to service debt. This measure is widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry. Operating cash flow is not a measure of financial performance under GAAP and should not be considered as an alternative to cash flows from operating, investing, or financing activities as an indicator of cash flows, or as a measure of liquidity.


-------------------------------------------------------------------------------------------------------------
THREE MONTHS ENDED:                                           JUNE 30,         MARCH 31,         JUNE 30,
                                                                2003             2003              2002
-------------------------------------------------------------------------------------------------------------
NET INCOME                                                $    82,240      $      71,120      $    25,033

DEFERRED INCOME TAX EXPENSE                                    50,407             43,591           16,686
INTEREST EXPENSE                                               37,773             35,027           24,690
DEPRECIATION AND AMORTIZATION OF OTHER ASSETS                   4,122              3,684            3,652
DEPRECIATION, DEPLETION AND AMORTIZATION OF OIL AND GAS
PROPERTIES                                                     91,570             76,614           50,778

                                                           ----------       ------------       ----------

EBITDA**                                                  $   266,112      $     230,036      $   120,839
                                                          ============     =============      ===========

**Ebitda represents net income (loss) before cumulative effect of accounting change, income tax expense (benefit), interest expense, and depreciation, depletion and amortization expense. Ebitda is presented as a supplemental financial measurement in the evaluation of our business. We believe that it provides additional information regarding our ability to meet our future debt service, capital expenditures and working capital requirements. This measure is widely used by investors and rating agencies in the valuation, comparison, rating and investment recommendations of companies. Ebitda is also a financial measurement that, with certain negotiated adjustments, is reported to our banks under our bank credit facilities and is used in our financial covenants under our bank credit facilities and our indentures governing our senior notes. Ebitda is not a measure of financial performance under GAAP. Accordingly, it should not be considered as a substitute for net income, income from operations, or cash flow provided by operating activities prepared in accordance with GAAP. Ebitda is reconciled to cash provided by operating activities as follows:



-------------------------------------------------------------------------------------------------------------
THREE MONTHS ENDED:                                           JUNE 30,         MARCH 31,         JUNE 30,
                                                                2003             2003              2002
-------------------------------------------------------------------------------------------------------------

CASH PROVIDED BY OPERATING ACTIVITIES                     $   277,581      $      99,052      $   97,528

CHANGES IN ASSETS AND LIABILITIES                             (51,512)            68,661             (910)
INTEREST EXPENSE                                               37,773             35,027           24,690
RISK MANAGEMENT INCOME (LOSS)                                   3,084             27,710             (481)
OTHER NON-CASH ITEMS                                             (814)              (414)              12
                                                          ------------     --------------     ------------

EBITDA                                                    $   266,112      $      230,036     $   120,839
                                                          ============     ===============    ============


                                  SCHEDULE "A"

                              CHESAPEAKE'S OUTLOOK


                               AS OF JULY 28, 2003


QUARTER ENDING SEPTEMBER 30, 2003; YEAR ENDING DECEMBER 31, 2003; YEAR ENDING DECEMBER 31, 2004. We have adopted a policy of periodically providing investors with guidance on certain factors that affect our future financial performance. As of July 28, 2003, we are using the following key operating assumptions in our projections for the third quarter of 2003, full year 2003, and full year 2004.

The primary changes from our June 24, 2003 guidance are in italicized bold and are explained as follows:

1) We have updated the projected effects from changes in our hedging positions.
2) We have included our expectations for future NYMEX oil and gas prices to illustrate hedging effects only, they are not a forecast of our expectations for 2003 oil and natural gas prices.
3) We have increased our projected oil and natural gas production for the full year 2003 and 2004.
4) We have included third quarter 2003 projections for the first time.


                                                                Quarter Ending           Year Ending            Year Ending
                                                               September 30, 2003      December 31, 2003      December 31, 2004
                                                               ------------------     ------------------     -------------------

ESTIMATED PRODUCTION
  Oil - Mbo                                                         1,200                4,700                  4,700
  Gas - Bcf                                                       60.5 - 61.0           230 - 234              249 - 253
  Gas Equivalent - Bcfe                                           67.5 - 68.0           258 - 262              277 - 281
  Daily gas equivalent midpoint - in  Mmcfe                           735                  710                    765
NYMEX PRICES (FOR CALCULATION OF HEDGING EFFECTS ONLY)
  Oil - $/Bo                                                         $25.00                $28.19                 $24.00
  Gas - $/Mcf                                                         $5.43                 $5.79                  $4.50
ESTIMATED DIFFERENTIALS TO NYMEX PRICES
  Oil - $/Bo                                                         -$2.50                -$2.23                 -$2.00
  Gas - $/Mcf                                                        -$0.50                -$0.50                 -$0.50
ESTIMATED HEDGING EFFECTS (BASED ON EXPECTED NYMEX PRICES
ABOVE)
  Oil - $/Bo                                                         +$2.64                -$0.24                 +$2.43
  Gas - $/Mcf                                                        +$0.24                -$0.25                 +$0.29
OPERATING COSTS PER MCFE
  Production expense                                             $0.53 - 0.57         $0.53 - 0.57           $0.57 - 0.60
  Production taxes (generally 6% of O&G revenues)                $0.31 - 0.33         $0.31 - 0.33           $0.27 - 0.30
  General and administrative                                     $0.09 - 0.10         $0.09 - 0.10           $0.09 - 0.10
  DD&A - oil and gas                                             $1.35 - 1.40         $1.35 - 1.40           $1.37 - 1.42
  Depreciation of other assets                                   $0.08 - 0.10         $0.08 - 0.10           $0.08 - 0.10
  Interest expense                                               $0.60 - 0.65         $0.60 - 0.65           $0.55 - 0.60
OTHER INCOME AND EXPENSE PER MCFE (a)
  Marketing and Other income                                     $0.02 - 0.04         $0.02 - 0.04           $0.02 - 0.04

BOOK TAX RATE - ALL DEFERRED                                          38%                  38%                    38%
EQUIVALENT SHARES OUTSTANDING
  Basic                                                            216,000 m            214,000 m               218,000 m
  Diluted                                                          266,000 m            258,000 m               268,000 m

CAPITAL EXPENDITURES:
  Drilling, Land and Seismic                                    $150 - $155 mm       $600 - $650 mm          $600 - $650 mm


(a) Does not include non-cash risk management income or loss (SFAS 133) or the cumulative effect of the adoption of SFAS 143.

COMMODITY HEDGING ACTIVITIES

Periodically the Company utilizes hedging strategies to hedge the price of a portion of its future oil and gas production. These strategies include:

    (i) swap arrangements that establish an index-related price above which the Company pays the counterparty and below which the Company is paid by the counterparty,
    (ii) the purchase of index-related puts that provide for a "floor" price below which the counterparty pays the Company the amount by which the price of the commodity is below the contracted floor,
   (iii) the sale of index-related calls that provide for a "ceiling" price above which the Company pays the counterparty the amount by which the price of the commodity is above the contracted ceiling,
    (iv) basis protection swaps, which are arrangements that guarantee the price differential of oil or gas from a specified delivery point or points, and
     (v) collar arrangements that establish an index-related price below which the counterparty pays the Company and a separate index-related price above which the Company pays the counterparty.

Commodity markets are volatile, and as a result, Chesapeake's hedging activity is dynamic. As market conditions warrant, the Company may elect to settle a hedging transaction prior to its scheduled maturity date and, as a result, realize a gain or loss on the transaction.

Results from commodity hedging transactions are reflected in oil and gas sales to the extent related to the Company's oil and gas production. The Company only enters into commodity hedging transactions related to the Company's oil and gas production volumes or Chesapeake Energy Marketing, Inc.'s physical purchase or sale commitments. Gains or losses on crude oil and natural gas hedging transactions are recognized as price adjustments in the months of related production.

The  Company   currently  has  in  place  the  following   natural  gas  hedging
arrangements:



                                                                                                        % Hedged
                                                                                              -----------------------------
                                                    Avg.                     Avg. NYMEX                         Open Swap
                                                   NYMEX                       Price                           Positions as
                                                   Strike                    Including         Assuming           a % of
                                      Open         Price       Gain from      Open and           Gas             Estimated
                                     Swaps        of Open        Locked        Locked         Production         Total Gas
                                     in Bcf's      Swaps          Swaps       Positions      in Bcf's of:        Production
                                     -------      -------      ---------      ---------      ------------      ------------
 2003:
------
3rd Qtr                               37.7         $5.45          $0.05          $5.50           60.8               62%

4th Qtr                               38.3         $5.65          $0.07          $5.72           60.9               63%

------------------------------------------------------------------------------------------------------------------------------
Remaining 2003                        76.0         $5.55          $0.06          $5.61          121.7               62%
------------------------------------------------------------------------------------------------------------------------------



                                       10


                                                                                                        % Hedged
                                                                                              -----------------------------
                                                    Avg.                     Avg. NYMEX                         Open Swap
                                                   NYMEX                       Price                           Positions as
                                                   Strike                    Including         Assuming           a % of
                                      Open         Price       Gain from      Open and           Gas             Estimated
                                     Swaps        of Open        Locked        Locked         Production         Total Gas
                                     in Bcf's      Swaps          Swaps       Positions      in Bcf's of:        Production
                                     -------      -------      ---------      ---------      ------------      ------------

2004:
----

1st Qtr                               26.4         $6.12          $0.08          $6.20           61.4               43%

2nd Qtr                               17.0         $5.06          $0.00          $5.06           62.3               27%

3rd Qtr                               11.0         $4.92          $0.00          $4.92           63.5               17%

4th Qtr                               11.0         $5.13          $0.00          $5.13           63.8               17%

-----------------------------------------------------------------------------------------------------------------------------
Total 2004                            65.4         $5.48          $0.03          $5.51          251.0               26%
-----------------------------------------------------------------------------------------------------------------------------
Total 2005                            40.2        $4.79          $0.00          $4.79          260.0                15%
-----------------------------------------------------------------------------------------------------------------------------
Total 2006                            25.6        $4.74          $0.00          $4.74          270.0                 9%
-----------------------------------------------------------------------------------------------------------------------------
Total 2007                            25.6        $4.76          $0.00          $4.76          280.0                 9%
-----------------------------------------------------------------------------------------------------------------------------


Chesapeake has also entered into the following natural gas basis protection swaps:


                                                                            Assuming Gas
                                 Annual                                Production in Bcf's
                             Volume in Bcf's        NYMEX less:               of:                % Hedged
                             ---------------      --------------      --------------------      ----------


2003 Remaining                     82.8           $    0.188                 121.7                  68%
2004                              157.4                0.173                 251.0                  63%
2005                              109.5                0.156                 260.0                  42%
2006                               47.5                0.155                 270.0                  18%
2007                               63.9                0.166                 280.0                  23%
2008                               64.0                0.166                 290.0                  22%
2009                               37.0                0.160                 300.0                  12%
                             ---------------      --------------       -------------------      ----------
                                  562.1           $    0.169*              1,772.7                  32%
                             ===============      --------------       ===================      ==========

* weighted average

The Company has entered into the following crude oil hedging arrangements:



                                                            % HEDGED
                                                   -----------------------------
                                                                   Open Swap
                                                     Assuming      Positions
                                         Avg.          Oil           as % of
                           Open         NYMEX       Production       Total
                         Swaps in       Strike      in Mmbo's      Estimated
                           Mmbo's       Price          of:        Production
                         --------       -----       ----------    ----------


Q3 - 2003*                   948         $28.07       1,200           79%
                        ----------- ------------ -------------- --------------

Q4 - 2003*                   948         $28.07       1,200           79%
                        ----------- ------------ -------------- --------------

Remaining 2003             1,896         $28.07       2,400           79%
                        =========== ============ ============== ==============


Q1 - 2004*                   877         $27.76       1,175           75%
                        ----------- ------------ -------------- --------------
                        ----------- ------------ -------------- --------------

Q2 - 2004*                   797         $27.81       1,175           68%
                        ----------- ------------ -------------- --------------
                        ----------- ------------ -------------- --------------

Q3 - 2004*                   644         $27.94       1,175           55%
                        ----------- ------------ -------------- --------------
                        ----------- ------------ -------------- --------------

Q4 - 2004*                   644         $27.94       1,175           55%
                        ----------- ------------ -------------- --------------
                        ----------- ------------ -------------- --------------

TOTAL 2004                 2,962         $27.85       4,700           63%
                        =========== ============ ============== ==============

*Swaps with a knockout provision for days in which NYMEX closes below $21.00.

                                  SCHEDULE "B"

                CHESAPEAKE'S PREVIOUS OUTLOOK AS OF JUNE 24, 2003
                          (PROVIDED FOR REFERENCE ONLY)


                  NOW SUPERSEDED BY OUTLOOK AS OF JULY 28, 2003



QUARTER ENDING JUNE 30, 2003; YEAR ENDING DECEMBER 31, 2003; YEAR ENDING DECEMBER 31, 2004.
We have adopted a policy of periodically providing investors with guidance on certain factors that affect our future financial performance. As of June 24, 2003, we are using the following key operating assumptions in our projections for the second quarter of 2003, full year 2003, and full year 2004.

The primary changes from our April 28, 2003 guidance are in italicized bold and are explained as follows:

1) We have updated the projected effects from changes in our hedging positions.
2) We have included our expectations for future NYMEX oil and gas prices to illustrate hedging effects only, they are not a forecast of our expectations for 2003 oil and natural gas prices.
3) We have increased our projected oil and natural gas production for the second quarter 2003 and full year 2003.
4) We have included 2004 projections for the first time.


                                                                Quarter Ending         Year Ending            Year Ending
                                                                 June 30, 2003     December 31, 2003       December 31, 2004
                                                                ---------------    -----------------       -----------------

ESTIMATED PRODUCTION
  Oil - Mbo                                                          1,150                4,500                  4,500
  Gas - Bcf                                                         57 - 58             228 - 233              248 - 253
  Gas Equivalent - Bcfe                                             64 - 65             255 - 260              275 - 280
  Daily gas equivalent midpoint - in  Mmcfe                           710                  705                    760
NYMEX PRICES (FOR CALCULATION OF HEDGING EFFECTS ONLY)
  Oil - $/Bo                                                         $27.40                $27.82                 $24.00
  Gas - $/Mcf                                                         $5.40                 $5.81                  $4.50
ESTIMATED DIFFERENTIALS TO NYMEX PRICES
  Oil - $/Bo                                                         -$2.00                -$1.92                 -$2.00
  Gas - $/Mcf                                                   -$0.50 - $0.60       -$0.50 - $0.60          -$0.50 - $0.60
ESTIMATED HEDGING EFFECTS (BASED ON EXPECTED NYMEX PRICES
ABOVE)
  Oil - $/Bo                                                         +$0.50                +$0.03                 +$0.29
  Gas - $/Mcf                                                        +$0.06                -$0.25                 +$0.18
OPERATING COSTS PER MCFE
  Production expense                                             $0.53 - 0.57         $0.53 - 0.57           $0.57 - 0.60
  Production taxes (generally 7% of O&G revenues)                $0.31 - 0.33         $0.31 - 0.33           $0.27 - 0.30
  General and administrative                                     $0.09 - 0.10         $0.09 - 0.10           $0.09 - 0.10
  DD&A - oil and gas                                             $1.32 - 1.37         $1.32 - 1.37           $1.37 - 1.42
  Depreciation of other assets                                   $0.08 - 0.10         $0.08 - 0.10           $0.08 - 0.10
  Interest expense                                               $0.60 - 0.65         $0.60 - 0.65           $0.55 - 0.60
OTHER INCOME AND EXPENSE PER MCFE (a)
  Marketing and Other income                                     $0.02 - 0.04         $0.02 - 0.04           $0.02 - 0.04

BOOK TAX RATE - ALL DEFERRED                                          38%                  38%                    38%
EQUIVALENT SHARES OUTSTANDING
  Basic                                                            215,000 m            212,000 m               216,000 m
  Diluted                                                          262,000 m            255,000 m               264,000 m

CAPITAL EXPENDITURES:
  Drilling, Land and Seismic                                    $150 - $155 mm       $600 - $650 mm             $600 mm

(a) Does not include non-cash risk management income or loss (SFAS 133) or the cumulative effect of the adoption of SFAS 143.

COMMODITY HEDGING ACTIVITIES

Periodically the Company utilizes hedging strategies to hedge the price of a portion of its future oil and gas production. These strategies include:

     (i) swap arrangements that establish an index-related price above which the Company pays the counterparty and below which the Company is paid by the counterparty,
    (ii) the purchase of index-related puts that provide for a "floor" price below which the counterparty pays the Company the amount by which the price of the commodity is below the contracted floor,
   (iii) the sale of index-related calls that provide for a "ceiling" price above which the Company pays the counterparty the amount by which the price of the commodity is above the contracted ceiling,
    (iv) basis protection swaps, which are arrangements that guarantee the price differential of oil or gas from a specified delivery point or points, and
     (v) collar arrangements that establish an index-related price below which the counterparty pays the Company and a separate index-related price above which the Company pays the counterparty.

Commodity markets are volatile, and as a result, Chesapeake's hedging activity is dynamic. As market conditions warrant, the Company may elect to settle a hedging transaction prior to its scheduled maturity date and, as a result, realize a gain or loss on the transaction.

Results from commodity hedging transactions are reflected in oil and gas sales to the extent related to the Company's oil and gas production. The Company only enters into commodity hedging transactions related to the Company's oil and gas production volumes or Chesapeake Energy Marketing, Inc.'s physical purchase or sale commitments. Gains or losses on crude oil and natural gas hedging transactions are recognized as price adjustments in the months of related production.

The Company has entered into the following natural gas hedging arrangements:



                                                                                                        % Hedged
                                                                                              -----------------------------
                                                    Avg.                     Avg. NYMEX                         Open Swap
                                                   NYMEX                       Price                           Positions as
                                                   Strike                    Including         Assuming           a % of
                                      Open         Price       Gain from      Open and           Gas             Estimated
                                     Swaps        of Open        Locked        Locked         Production         Total Gas
                                     in Bcf's      Swaps          Swaps       Positions      in Bcf's of:        Production
                                     -------      -------      ---------      ---------      ------------      ------------

2003:
----
2nd Qtr                               23.0        $4.92          $0.18          $5.10           57.5           40%

3rd Qtr                               32.2        $5.46          $0.03          $5.49           61.0           53%

4th Qtr                               30.1        $5.67          $0.06          $5.73           61.6           49%

---------------------------------------------------------------------------------------------------------------------------
Remaining 2003                        85.3        $5.39          $0.08          $5.47          180.1           47%
---------------------------------------------------------------------------------------------------------------------------

                                                                                                        % Hedged
                                                                                              -----------------------------
                                                    Avg.                     Avg. NYMEX                         Open Swap
                                                   NYMEX                       Price                           Positions as
                                                   Strike                    Including         Assuming           a % of
                                      Open         Price       Gain from      Open and           Gas             Estimated
                                     Swaps        of Open        Locked        Locked         Production         Total Gas
                                     in Bcf's      Swaps          Swaps       Positions      in Bcf's of:        Production
                                     -------      -------      ---------      ---------      ------------      ------------
2004:
----

1st Qtr                               16.4        $6.34          $0.05          $6.39           62.0           26%

2nd Qtr                                7.6        $5.22          $0.00          $5.22           62.3           12%
Bb
3rd Qtr                                2.8        $5.11          $0.00          $5.11           62.7            4%

4th Qtr                                2.8        $5.29          $0.00          $5.29           63.0            4%

--------------------------------------------------------------------------------------------------------------------------
Total 2004                            29.6        $5.84          $0.03          $5.87          250.0           12%
--------------------------------------------------------------------------------------------------------------------------
Total 2005                             7.3        $4.99          $0.00          $4.99          260.0            3%
--------------------------------------------------------------------------------------------------------------------------
--------------------------------------------------------------------------------------------------------------------------
Total 2006                             7.3        $4.84          $0.00          $4.84          270.0            3%
--------------------------------------------------------------------------------------------------------------------------
Total 2007                             7.3        $4.84          $0.00          $4.84          280.0            3%
--------------------------------------------------------------------------------------------------------------------------


Chesapeake has also entered into the following natural gas basis protection swaps:

                                                                             Assuming Gas
                                 Annual                                    Production in Bcf's
                              Volume in Bcf's         NYMEX less:                 of:                 % Hedged
                             ----------------       ----------------       -------------------        --------

2003 Remaining                    120.0             $      0.188                  180.1                  67%
2004                              157.4                    0.173                  250.0                  63%
2005                              109.5                    0.156                  260.0                  42%
2006                               47.5                    0.155                  270.0                  18%
2007                               63.9                    0.166                  280.0                  23%
2008                               64.0                    0.166                  290.0                  22%
2009                               37.0                    0.160                  300.0                  12%
                            -----------------       ----------------       -------------------        -------
                                  599.3             $      0.169*               1,830.1                  33%
                            =================       ----------------       ===================        =======


* weighted average

The Company has entered into the following crude oil hedging arrangements:



                                                           % Hedged
                                                 -----------------------------
                                                     Assuming      Open Swap
                                         Avg.         Oil          Positions
                            Open        NYMEX       Production      as % of
                          Swaps in      Strike       in Mmbo's      Estimated
                           Mmbo's        Price         of:         Production
                          --------      ------      ----------     -----------

Q3 - 2003*                   948         $28.07       1,145           83%
                        ----------- ------------ -------------- ----------------

Q4 - 2003*                   948         $28.07       1,145           83%
                        ----------- ------------ -------------- ----------------

Remaining 2003             2,715         $28.08       3,440           79%
                        --------------------------------------------------------


Q1 - 2004*                   240         $27.30       1,125           21%
                        --------------------------------------------------------

Q2 - 2004*                   160         $27.30       1,125           14%
                        --------------------------------------------------------

Q3 - 2004*                     0          $0.00       1,125            0%
                        --------------------------------------------------------

Q4 - 2004*                     0          $0.00       1,125            0%
                        --------------------------------------------------------

TOTAL 2004                   400         $27.30       4,500            9%
                        --------------------------------------------------------

*Swaps with a knockout provision for days in which NYMEX closes below $21.00.